SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

CatchMark Timber Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	20-3536671
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6200 The Corners Parkway

Norcross, Georgia 30092

(Address and Zip Code of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-191322

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Class A common stock, par value $0.01 per share, of CatchMark Timber Trust, Inc., a Maryland corporation (the “Registrant”), is incorporated herein by reference to the section captioned “Description of Capital Stock” in the prospectus (the “Prospectus”) constituting a part of the Registration Statement on Form S-11, as amended (File No. 333-191322) (the “Registration Statement”), first filed by the Registrant pursuant to the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission on September 23, 2013. Any form of prospectus that constitutes part of the Registration Statement and is filed by the Registrant pursuant to Rule 424(b) under the Securities Act shall be deemed incorporated herein by reference, and shall supersede in its entirety all previous preliminary prospectuses and other prospectuses included in the Registration Statement. Additional information relating to the Registrant’s Class A common stock in the Prospectus under the captions “Certain Provisions of Maryland Law and of Our Charter and Bylaws” and “Prospectus Summary—Recapitalization” are also incorporated by reference herein.

Item 2. Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CATCHMARK TIMBER TRUST, INC.

Date: December 11, 2013	By:	/s/ BRIAN M. DAVIS
Brian M. Davis Senior Vice President and Chief Financial Officer